Exhibit 99.1

Eloxx Pharmaceuticals Appoints Biotech Leader, Dr. Jasbir Seehra, Co-founder of

Acceleron Pharma, to Board of Directors

WALTHAM, Mass., February 28, 2018 (GLOBE NEWSWIRE) — Eloxx Pharmaceuticals, Inc. (“Eloxx”), (ELOX) (Other OTC:SVOND) a clinical-stage biopharmaceutical company developing novel read-through drug candidates that are designed to treat rare and ultra-rare premature stop codon diseases, today announced the appointment of Dr. Jasbir Seehra to its Board of Directors. Dr. Jasbir Seehra is currently the President and Chief Executive Officer of Keros Pharmaceuticals, and was previously the Co-founder and Chief Scientific Officer at Acceleron Pharma Inc..

“We are very pleased to have someone of Jas’ caliber and experience in rare diseases join the Eloxx Pharmaceuticals board at such an exciting time for our company,” said Bob Ward, Chairman and CEO of Eloxx Pharmaceuticals. “Jas has 35 years of experience in biotech, including being one of the founders and the scientific leader for Acceleron Pharma. Jas will bring invaluable insights and guidance to our board as we advance our mission to become the leader in developing and commercializing read-through drug candidates for rare and ultra-rare premature stop codon diseases.”

“I am excited to be joining the Board of Eloxx Pharmaceuticals given all the recent advances in pediatric rare diseases, particularly at this time as we celebrate Rare Disease Day,” said Dr. Jasbir Seehra, President and CEO of Keros Pharma.

Since 2016, Dr. Seehra has served as the President and Chief Executive Officer of Keros Therapeutics Inc., a preclinical stage biopharmaceutical company focused on rare muscle disorders. Prior to starting Keros, Dr. Seehra was Chief Scientific Officer at Ember Therapeutics, and Co-founder and Chief Scientific Officer at Acceleron Pharma. Dr. Seehra was an early scientist at Genetics institute, Inc. where he progressed to leadership roles. He was a member of the senior research management team at Wyeth (now Pfizer) following the merger with Genetics Institute. He earned his degrees in Biochemistry from the University of Southampton, UK and completed his postdoctoral work with Nobel Laureate, H. Gobind Khorana, at the Massachusetts Institute of Technology.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel RNA-modulating drug candidates that are designed to treat rare and ultra-rare premature stop codon diseases. Premature stop codons are point mutations that disrupt protein synthesis from messenger RNA. As a consequence, patients with premature stop codon diseases have reduced or eliminated protein production from the mutation bearing allele accounting for some of the most severe phenotypes in these genetic diseases. These premature stop codons have been identified in over 2,000 rare and ultra-rare diseases. Read-through therapeutic development is focused on extending mRNA half-life and increasing protein synthesis by enabling the cytoplasmic ribosome to read through premature stop codons to produce full-length proteins. Eloxx’s lead product candidate, ELX-02, is a small molecule drug candidate designed to restore production of full-length functional proteins. ELX-02 is in the early stages of clinical development focusing on cystic fibrosis and cystinosis. ELX-02 is an investigational drug that has not been approved by any global regulatory body. Eloxx is headquartered in Waltham, MA. with R&D operations in Rehovot, Israel.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s products if approved; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Barbara Ryan

203-274-2825

barbarar@eloxxpharma.com